EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

PRGX Global, Inc.

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-134698 and No. 333-171986) and Form S-8 (File No. 333-153837, No. 333-64125, No. 333-08707, No. 333-30885, No. 333-61578, No. 333-81168, No. 333-100817, No. 333-137438 and No. 333-170809) of PRGX Global, Inc. and subsidiaries of our reports dated March 14, 2012, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of PRGX Global, Inc. and subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 14, 2012